UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. _____)

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SeaStar Medical Holding Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE & PROXY STATEMENT

2024 Special Meeting of Stockholders

November 26, 2024

10 am MST

SeaStar Medical Holding Corporation

3513 Brighton Blvd, Suite 410

Denver, CO 80216

November      , 2024

To Our Stockholders:

You are cordially invited to attend the 2024 Special Meeting of Stockholders (the “Special Meeting”) of SeaStar Medical Holding Corporation at 10 am MST, on Tuesday, November 26, 2024. The Special Meeting will be held virtually, and no physical meeting will be held.

The Notice of Special Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Special Meeting. Please see the section titled “Who can attend the Special Meeting?” on page 3 of the Proxy Statement for more information about how to attend the meeting online.

Whether or not you attend the Special Meeting, it is important that your shares and votes are represented. Therefore, I urge you to promptly vote. Instructions for how to vote are contained on the enclosed proxy card. You can submit your vote by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you decide to attend the virtual Special Meeting, you will be able to vote online at the Special Meeting even if you have previously submitted your proxy card.

Thank you for your support.

Sincerely,

Eric Schlorff
Director and Chief Executive Officer

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – DATED OCTOBER 24, 2024

SeaStar Medical Holding Corporation
3513 Brighton Blvd, Suite 410
Denver, CO 80216

Notice of Special Meeting of Stockholders to Be Held Tuesday, November 26, 2024

The Special Meeting of Stockholders (the “Special Meeting”) of SeaStar Medical Holding Corporation, a Delaware corporation (the “Company”), will be held at 10 am MST, on Tuesday, November 26, 2024. The Special Meeting will be held virtually via live webcast. You will be able to attend the Special Meeting online by visiting https://web.viewproxy.com/icu/2024. You will be able to submit questions at the meeting and vote. The Special Meeting will be held for the following purposes:

●	To ratify, for purposes of maintaining the Company’s listing of its common stock on the Nasdaq Stock Market, the issuance of shares of the Company’s common stock upon conversion of certain convertible notes and exercise of certain warrants pursuant to the Securities Purchase Agreement, dated March 15, 2023, between the Company and an institutional investor, as amended by certain amendments and side letter agreements (the “SPA Amendments”, and such proposal, the “Nasdaq Proposal”);

●	To approve an amendment to our Certificate of Incorporation to reduce the number of authorized shares of common stock by 50,000,000 to 450,000,000 shares (the “Authorized Share Proposal”); and

●	To approve a proposal to adjourn or postpone the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposal or the Authorized Share Proposal.

Holders of record of the Company’s common stock as of the close of business on October 24, 2024, are entitled to notice of and to vote at the Special Meeting, or at any continuation, postponement or adjournment of the Special Meeting. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement at the Special Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Special Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Eric Schlorff
Chief Executive Officer

Denver, CO
November , 2024

i

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – DATED OCTOBER 24, 2024

SeaStar Medical Holding Corporation
3513 Brighton Blvd, Suite 410
Denver, CO 80216

Proxy Statement

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SeaStar Medical Holding Corporation (the “Company”) of proxies to be voted at our Special Meeting of Stockholders to be held on Tuesday, November 26, 2024 (the “Special Meeting”), at 10 am MST, and at any continuation, postponement, or adjournment of the Special Meeting. The Special Meeting will be held virtually via live webcast. You will be able to attend the Special Meeting online by visiting https://web.viewproxy.com/icu/2024. You will be able to vote your shares electronically and submit your written questions prior to and during the meeting through the online website.

Holders of record of our common stock, par value $0.0001 per share (the “Common Stock”), as of the close of business on October 24, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting and at any continuation, postponement, or adjournment of the Special Meeting. As of the Record Date, there were 4,363,031 shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Special Meeting.

The Company completed a 25-for-1 reverse stock split on June 7, 2024. All information in this Proxy Statement relating to number of shares of Common Stock, exercise prices of warrants and conversion prices of notes are presented on a post-split basis.

The Company will begin mailing, or otherwise make available to stockholders, the Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials and how to vote to stockholders on or about November , 2024. In this Proxy Statement, “Company”, “we”, “us”, and “our” refer to SeaStar Medical Holding Corporation.

Proposals

At the Special Meeting, you will be asked:

●	To ratify, for purposes of maintaining the listing of the Company’s Common Stock on the Nasdaq Stock Market (“Nasdaq”), the issuance of Common Stock upon exercises of warrants and conversion of notes pursuant to the SPA Amendments (the “Nasdaq Proposal”);

●	To approve an amendment to our Certificate of Incorporation to reduce the number of authorized shares of Common Stock by 50,000,000 to 450,000,000 shares (the “Authorized Share Proposal”); and

●	To approve a proposal to adjourn or postpone the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposal or the Authorized Share Proposal (the “Adjournment Proposal”).

We know of no other business that will be presented at the Special Meeting. If any other matter properly comes before the stockholders for a vote at the Special Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

●	FOR the Nasdaq Proposal;

●	FOR the Authorized Share Proposal; and

●	FOR the Adjournment Proposal

If any other matter properly comes before the stockholders for a vote at the Special Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this Proxy Statement. You are viewing or have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Special Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Printed Copies of Our Proxy Materials. You have received or will receive printed copies of our proxy materials, and instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Continental Stock Transfer and Trust Company (the “Transfer Agent”) at 1-800-509-8856 or in writing at Continental Stock Transfer and Trust, 1 State Street 30th Floor, New York, NY 10004-1561.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact the Transfer Agent at 1-800-509-8856 or in writing at Continental Stock Transfer and Trust, 1 State Street 30th Floor, New York, NY 10004-1561.

QUESTIONS AND ANSWERS ABOUT THE 2024 SPECIAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Special Meeting?

The Record Date for the Special Meeting is October 24, 2024, which was approved by our Board of Directors. You are entitled to vote at the Special Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Special Meeting. Each outstanding share of Common Stock is entitled to one vote for each matter before the Special Meeting. At the close of business on the Record Date, there were 4,363,031 shares of Common Stock outstanding and entitled to vote at the Special Meeting.

How many shares must be present to hold the Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting online or by proxy of the holders of at least 33 1/3% of the Common Stock of the Company issued and outstanding and entitled to vote on the Record Date, or 1,454,344 shares, will constitute a quorum.

Who can attend the Special Meeting?

The Company has decided to hold the Special Meeting online. You may attend and participate in the Special Meeting online by visiting the following website: https://web.viewproxy.com/icu/2024. You will be able to vote your shares electronically and submit your written questions prior to and during the meeting through the online website.

If you decide to join the Special Meeting online, we encourage you to access the meeting prior to the start time. Online check-in will begin at 9:50 am MST, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Special Meeting?

If a quorum is not present at the scheduled time of the Special Meeting, the Chairperson of the Special Meeting is authorized by our Amended and Restated Bylaws (the “Bylaws”) to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

●	by Internet—You can vote over the Internet at https://web.viewproxy.com/icu/2024 by following the instructions on the proxy card;

●	by Telephone—You can vote by telephone by calling 1-866-868-2739 and following the instructions on the proxy card;

●	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

●	at the Meeting—You can use the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 pm MST on November 25, 2024. To participate in the Special Meeting online, including to vote via the Internet or telephone, you will need the 12-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Special Meeting, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. If you submit your proxy ahead of time, you may still decide to attend the Special Meeting and vote your shares at the meeting.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers.

Can I change my vote after I submit my proxy?

Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:

●	by submitting a duly executed proxy bearing a later date;

●	by granting a subsequent proxy through the Internet or telephone;

●	by giving written notice of revocation to the Secretary of the Company prior to or at the Special Meeting; or

●	by voting online at the Special Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Special Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Special Meeting or otherwise vote through your bank or broker.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.

Will any other business be conducted at the Special Meeting?

We know of no other business that will be presented at the Special Meeting. If any other matter properly comes before the stockholders for a vote at the Special Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Will there be a question-and-answer session during the Special Meeting?

As part of the Special Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Special Meeting as a stockholder by following the procedures outlined above in “Who can attend the Special Meeting?” will be permitted to submit questions during the Special Meeting through the Special Meeting webpage. We have the discretion to decline responses to any questions submitted by stockholders.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Special Meeting webpage for stockholders that have accessed the Special Meeting as a stockholder by following the procedures outlined above in “Who can attend the Special Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non- votes be treated?

Proposal	Votes Required	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal 1: Nasdaq Proposal	The affirmative vote of the majority of the votes cast	Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposal 2: Authorized Share Proposal	The affirmative vote of the majority of the votes cast	Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposal 3: Adjournment Proposal	The affirmative vote of the majority of the votes cast	Abstentions and broker non-votes will have no effect on the outcome of this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld and abstentions have no effect on the outcome of the Nasdaq Proposal, the Authorized Share Proposal or the Adjournment Proposal.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the approval of issuance of shares of Common Stock. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find a list of stockholders?

A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Special Meeting for a purpose germane to the meeting by sending an email to Investor Relations at JCAIN@LHAI.COM, stating the purpose of the request and providing proof of ownership of Common Stock. The list of these stockholders will also be available during the Special Meeting or on the instructions that accompanied your proxy materials.

Where can I find the voting results of the Special Meeting?

We plan to announce preliminary voting results at the Special Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Special Meeting.

Who will be soliciting votes from stockholders?

Our Board is soliciting proxies for use at the Special Meeting. The Company has engaged Alliance Advisors, LLC (“Alliance”), to assist in the solicitation of proxies for the Special Meeting. We have agreed to pay Alliance a fee of $7,000 and will reimburse Alliance’s reasonable and customary out-of-pocket expenses. All costs associated with this solicitation will be borne directly by the Company. We will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners. Our directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the internet or in person. They will not be paid any additional amounts for soliciting proxies.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Common Stock on October 24, 2024 by:

●	each person known by the Company to be the beneficial owner of more than 5% of outstanding Common Stock;

●	each of the Company’s current named executive officers and directors; and

●	all current executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below will have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws.

Common stock issuable upon exercise of warrants or options currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

Subject to the paragraph above, the percentage ownership of Common Stock is based on 4,363,031 shares of Common Stock outstanding as of October 24, 2024.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Class
Five Percent Holders
Armistice Capital Master Fund Ltd.(1)	934,808	17.6%
LMFAO Sponsor, LLC(2)	333,020	7.3%

Directors and Executive Officers (3)
Eric Schlorff (4)	57,611	1.3%
David Green	10,323	*
Kevin Chung (5)	10,145	*
Rick Barnett (6)	4,892	*
Kenneth Van Heel (7)	3,644	*
Allan Collins, MD (8)	3,599	*
Jennifer Baird	—	*
Bernadette N. Vincent	—	*
John Neuman	—	*
All directors and executive officers as a group (9 persons)(9)	90,214	2.1%

*	Less than 1%.

(1)	The securities in the form of warrants to purchase shares of Common Stock are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Master Fund from exercising that portion of the warrants that would result in the Master Fund and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)	Based solely on the Schedule 13D jointly filed by LMFAO Sponsor LLC and LM Funding America, Inc. (“LMFA”) on November 7, 2022. Includes (i) 103,500 shares of Common Stock and (ii) 229,520 shares of Common Stock issuable upon the exercise of private warrants held by the Sponsor that became exercisable upon consummation of the Business Combination. Sponsor is the record holder of the shares reported herein. The sole manager of the Sponsor is LMFA, of which Bruce Rodgers is the Chief Executive Officer, President, and Chairman of the board of directors and Richard Russell is the Chief Financial Officer, Treasurer, and Secretary. Although Mr. Rodgers and Mr. Russell have membership interests in the Sponsor, the board of directors of LMFA has sole voting and investment discretion with respect to the shares held of record by the Sponsor, and as such, neither Mr. Rodgers nor Mr. Russell is deemed to have beneficial ownership of the Common Stock held directly by the Sponsor. The business address of the Sponsor is 1200 W. Platt St., Suite 100, Tampa, Florida 33606.

(3)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o SeaStar Medical Holding Corporation, 3513 Brighton Blvd Ste 410, Denver, CO 80216.

(4)	Includes 8,399 shares of Common Stock issuable upon exercise of stock options within 60 days of October 24, 2024, and 330 shares of Common Stock issuable upon the vesting of restricted stock units within 60 days of October 24, 2024.

(5)	Includes 2,660 shares of Common Stock issuable upon exercise of stock options within 60 days of October 24, 2024.

(6)	Includes 1,424 shares of Common Stock issuable upon exercise of stock options within 60 days of October 24, 2024.

(7)	Includes 1,244 shares of Common Stock issuable upon exercise of stock options within 60 days of October 24, 2024.

(8)	Includes 1,424 shares of Common Stock issuable upon exercise of stock options within 60 days of October 24, 2024.

(9)	Excludes the (i) 934,808 shares of Common Stock issuable upon exercise of warrants within 60 days of October 24, 2024, held by Armistice Capital Master Fund Ltd., and (ii) 103,500 shares of Common Stock and 229,520 shares of Common Stock issuable upon exercise of warrants within 60 days of October 24, 2024, held by LMFAO Sponsor, LLC.

Proposal 1: RATIFICATION OF ISSUANCE OF SHARES UPON CONVERSION OF CONVERTIBLE NOTES AND EXERCISE OF WARRANTS

Background and Overview

Securities Purchase Agreement and Stockholder Approval in June 2023

On March 15, 2023, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 3i, LP (the “Purchaser”), pursuant to which the Company agreed to sell and issue to the Purchaser, in a series of up to four closings, (i) senior unsecured convertible notes (the “Convertible Notes”), convertible into shares of the Company’s Common Stock at a conversion price equal to 125% of the Nasdaq closing price as of the trading day ended immediately prior to the transaction announcement or the applicable closing date, in a principal amount of up to approximately $9.8 million, with an original issuance discount of 8%, which equates to $9 million in cash funding, and (ii) warrants (the “Warrants”) to purchase shares of Common Stock equal to 25% of the Purchaser’s shares of Common Stock issuable upon conversion of the Notes on the applicable closing date. The Convertible Notes were issued at an 8% original issue discount and bore an interest rate of 7%. The Convertible Notes would mature fifteen (15) months after their issuance. The Convertible Notes were redeemable, in whole or in part, at any time at the discretion of the Company. The Warrants were exercisable at any time before the close of business on the day five (5) years after their issuance and contained cashless exercise provisions.

On March 15, 2023, the Company issued (i) a Convertible Note with an initial conversion price of $67.50, in a principal amount of $3,260,869.57, and (ii) Warrants to purchase up to 13,135 shares of Common Stock at an exercise price of $74.25 per share. On May 12, 2023, the Company completed a second closing and issued (i) a Convertible Note with an initial conversion price of $67.50 in a principal amount of $2,173,913.04, and (ii) Warrants to purchase up to 8,723 shares of Common Stock at an exercise price of $74.25 per share.

Pursuant to the terms of the Purchase Agreement, at each of the third and fourth closings, the Company could, at its option, issue and sell to the Purchaser (i) additional Convertible Notes, each in a principal amount of $2,173,913.04 and (ii) Warrants to purchase shares of Common Stock equal to 25% of the Purchaser’s shares of Common Stock issuable upon conversion of the Convertible Notes on the applicable closing date.

On June 28, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) in which the stockholders approved the issuance of shares of Common Stock subject to the Convertible Notes and Warrants pursuant to the Purchase Agreement in accordance with Nasdaq Listing Rule 5635(d).

First Amendment to Purchase Agreement

On August 7, 2023, after the Company’s common stock price had fallen 78% from $54.00 per share on March 15, 2023 to $11.69 per share and following a “not approvable letter” from the FDA in May 2023, the Purchaser negotiated modified terms in order to continue funding the Company. With no alternative financing available, the Company and the Purchaser entered into the First Amendment to the Purchase Agreement (the “First SPA Amendment”), pursuant to which the Purchase Agreement was amended to provide for additional funding of up to $2,000,000. On August 7, 2023, the Company completed a third closing under the Purchase Agreement, as amended, issuing (i) a Convertible Note with an initial conversion price of $5.00 in a principal amount of $543,478.26, and (ii) Warrants to purchase up to 29,552 shares of Common Stock at an exercise price of $5.00 per share. Rather than issuing the Notes at a conversion price equal to 125% of the Nasdaq closing price on the prior trading day as contemplated by the Securities Purchase Agreement as approved by the Company’s stockholders at the 2023 Annual Meeting, the conversion price of the Convertible Notes and the exercise price of the Warrants were at a discount to the closing price on the prior trading day, August 4, 2023, which was $11.955.

Also on August 7, 2023, the Company entered into a letter agreement, pursuant to which the Company agreed to adjust the conversion price of all outstanding Notes issued under the Purchase Agreement to $5.00 and to issue 190,621 additional warrants at an exercise price of $5.00 per share (the “Additional Warrants”). The Additional Warrants were in addition to the 25% warrant coverage represented by the 29,552 Warrants issued on August 7, 2023 as contemplated by the Purchase Agreement. Further, the Additional Warrants contained new terms including proportional share adjustments in the event of a downward adjustment to the exercise price with no floor price.

On August 30, 2023, September 26, 2023 and November 27, 2023 the Company completed three additional closings under the First SPA Amendment issuing (i) $543,478.26 of additional Convertible Notes, each with an initial conversion price of $5.00, and (ii) Warrants to purchase up to 29,552 shares of Common Stock, each with an exercise price of $5.00 per share.

Second Amendment to Purchase Agreement

On December 11, 2023, when the Company’s common stock price closed at $12.60 per share, the Purchaser again requested additional consideration to fund the remaining $2 million committed in the original Purchase Agreement. With no alternative financing available, the Company and the Purchaser entered into the Second Amendment to the Purchase Agreement (“Second SPA Amendment”, and together with First SPA Amendment, the “SPA Amendments”), and completed an additional closing by issuing (i) a Convertible Note with an initial conversion price of $14.00 per share in a principal amount of $1,086,956.52, (ii) Warrants to purchase up to 21,109 shares of Common Stock with an exercise price of $14.00 per share and (iii) pursuant to a letter agreement, Additional Warrants to purchase up to 21,109 shares of Common Stock with an exercise price of $14.00 per share. The conversion price of the Notes and the exercise price of the Warrants was equal to the market price on December 8, 2023.

On January 12, 2024, the Company and the Purchaser completed an additional closing under the SPA Amendments by issuing (i) a Convertible Note with an initial conversion price of $14.00 per share in a principal amount of $271,739.13, (ii) Warrants to purchase up to 5,278 shares of Common Stock with an exercise price of $14.00 per share and (iii) pursuant to a letter agreement, Additional Warrants to purchase up to 5,278 shares of Common Stock with an exercise price of $14.00 per share. The conversion price of the Notes and the exercise price of the Warrants were at a premium to the market price.

On January 24, 2024, the Company and the Purchaser completed a final closing under the SPA Amendments by issuing (i) a Convertible Note with an initial conversion price of $14.00 per share in a principal amount of $815,217.39, (ii) Warrants to purchase up to 15,832 shares of Common Stock with an exercise price of $14.00 per share and (iii) pursuant to a letter agreement, Additional Warrants to purchase up to 15,832 shares of Common Stock with an exercise price of $14.00 per share.

Convertible Note and Warrant Redemption Agreements

While the Company believed that the entire financing was approved by stockholders at the 2023 Annual Meeting, subsequent due diligence on the Company revealed that the SPA Amendments could present Nasdaq issues. Upon becoming aware of the potential Nasdaq implications of the share and warrant issuances, on June 5, 2024, the Company requested that the Purchaser redeem its remaining $2 million of Convertible Notes outstanding. The Purchaser agreed to convert $1.3 million of Convertible Notes at $14.00 per share for a total conversion amount of 92,857 shares when the common stock price was $8.85. The Company paid $700,000 to redeem the remaining Convertible Notes outstanding.

Then on June 28, 2024, when the Company’s common stock price closed at $7.59 per share, the Company and the Purchaser entered into a warrant redemption agreement (the “Redemption Agreement”), pursuant to which, the Company agreed to redeem the Purchaser’s 126,330 remaining Warrants at $3.56 per Warrant, for an aggregate redemption price of $449,734.80. Pursuant to the Redemption Agreement, the Purchaser acknowledged and agreed that all covenants, indebtedness, liabilities and other obligations of the Company under or pursuant to the Purchase Agreement, the Convertible Notes, the Warrants and the Additional Warrants were satisfied and discharged in full and that the Company has no further obligations, and the Holder has no further rights, relating to the Purchase Agreement, the Convertible Notes, the Warrants or the Additional Warrants other than those rights and obligations that expressly survive termination of the Purchase Agreement.

What is the Nasdaq Proposal and Why We are Seeking Stockholder Ratification

Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction. While the Company has obtained stockholder approval of the transactions contemplated under the Purchase Agreement, based on discussions with Nasdaq, the Company understands that because of the modifications to the conversion prices of the Convertible Notes, the exercise prices of the Warrants, and the issuance of the Additional Warrants, each as a result of the SPA Amendments and associated letter agreements, and the resulting issuances of additional shares of Common Stock pursuant to the Convertible Notes, the Warrants and the Additional Warrants may not have been entirely covered by the stockholder approval at the 2023 Annual Meeting in accordance with Nasdaq Listing Rule 5635(d).

In the definitive proxy statement for the 2023 Annual Meeting, we sought stockholder approval of purchase agreement and estimated that 985,055 shares would be issued pursuant to the Convertible Notes. We are now requesting that stockholders ratify the issuances of an aggregate number of shares of Common Stock pursuant to the Purchase Agreements, the SPA Amendments and the letter agreements, comprising in the aggregate (i) 1,412,994 shares of Common Stock issued upon conversion of the Convertible Notes as amended by the SPA Amendments, (ii) 118,207 shares of Common Stock issued upon exercises of the Warrants and (iii) 170,625 shares of Common Stock issued upon exercises of the Additional Warrants. Accordingly, Nasdaq has requested that the Company seek ratification of such issuances so that the Company will continue to comply with the Nasdaq continued listing requirement.

Effect on Current Stockholders if the Nasdaq Proposal is Ratified

As discussed above, the Company has already issued the shares and there are no Convertible Notes or Warrants outstanding. Therefore ratification of the Nasdaq Proposal will not change the number of shares outstanding and will not have a dilutive effect on existing stockholders, including the voting power and economic rights of the existing stockholders, and we do not expect that such ratification would result in a decline in our stock price or greater price volatility. The Company is seeking ratification of this proposal for the purpose of satisfying Nasdaq requirements and to maintain the listing of our Common Stock on Nasdaq. If stockholder ratification is obtained, the Common Stock will continue to be listed on Nasdaq and stockholders of the Company will continue to have access to a public market with liquidity and trading volume offered by Nasdaq.

Effect on Current Stockholders if the Nasdaq Proposal is Not Ratified

As discussed above, the Company is seeking ratification of the Nasdaq Proposal for the purpose of maintaining the listing of our Common Stock based on a request by Nasdaq. If stockholder ratification is not obtained, the Common Stock may be delisted from Nasdaq. Failure to maintain Nasdaq listing will not only prevent stockholders from accessing a public trading market with significant liquidity and trading volume, but will also impair materially the Company’s ability to raise capital to fund our operations. As discussed elsewhere in the Company’s filings with the SEC, the Company’s ability to successfully develop our product candidates and implement our business plans, and ultimately generate value for our stockholders, is dependent upon our ability to raise capital by issuing shares of Common Stock to fund the regulatory approval process and to commercialize our products. If the Company fails to maintain its listing on Nasdaq, our ability to raise capital will be impacted and we may be forced to cease operations.

Required Vote of Stockholders

This proposal requires that the number of votes cast in favor exceeds the number of votes cast against ratification of this proposal. Abstentions are not considered votes cast and will therefore have no effect on this proposal. Under applicable New York Stock Exchange rules, brokers are not permitted to vote shares held for a beneficial owner on “non-routine” matters (such as this proposal) without specific instructions from the beneficial owner. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the issuance of shares of Common Stock pursuant to the SPA Amendments.

PROPOSAL 2: Approval of an amendment to OUR Certificate of Incorporation to reduce the number of authorized shares of common stock

Our Third Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment on September 19, 2023 and the Second Certificate of Amendment on June 7, 2024, (collectively, the “Current Certificate of Incorporation”) currently authorizes the issuance of 500,000,000 shares of Common Stock, par value $0.0001 per share. On October 23, 2024, our Board of Directors approved an amendment to our Certificate of Incorporation to decrease the number of shares of Common Stock that we are authorized to issue by 50,000,000 shares, from 500,000,000 shares to 450,000,000 shares, subject to stockholder approval (the “Authorized Share Amendment”). If approved by the stockholders at the Special Meeting, the Company intends to file the Authorized Share Amendment, in the form attached hereto as Appendix A, with the Secretary of State of the State of Delaware as soon as practicable following the Special Meeting. If this proposal is not approved by our stockholders, our Current Certificate of Incorporation will remain unchanged.

As of October 9, 2024, of 500,000,000 currently authorized shares of Common Stock, 4,214,399 were issued and outstanding. Additionally, 263,668 shares remained available for issuance under our equity incentive plan, and 39,886 shares of Common Stock may be issued upon conversion of outstanding stock options, restricted stock units, while a total of 2,359,829 shares of Common Stock may be issued upon the exercise of outstanding warrants.

Purpose of the Authorized Share Amendment

The Company completed a 25-to-1 reverse stock split on June 7, 2024. As a result of the reverse stock split, every 25 shares of the Company’s issued and outstanding Common Stock were automatically combined and converted into one issued and outstanding share of Common Stock. However, the reverse stock split did not change the number of authorized shares of Common Stock under the Current Certificate of Incorporation, which remains at 500,000,000 shares.

We are mindful of the potential negative effects of a large number of authorized but unissued shares of Common Stock. For instance, future issuances of Common Stock or securities convertible into Common Stock could have a negative impact on our earnings per share and book value per share and would dilute the voting power and ownership of our existing stockholders. In addition, the availability of a substantial number of authorized but unissued shares of Common Stock could, under certain circumstances, discourage or make more difficult efforts to obtain control of us. Further, a Delaware corporation’s franchise tax fees increase with the number of authorized shares of its capital stock. Therefore, having a larger number of authorized shares results in higher Delaware franchise tax obligations.

Given the reduced number of outstanding shares of Common Stock, and based on the Board’s assessment of the Company’s needs to issue additional shares for financing purposes in the near future, the Board determined that it is advisable and prudent to reduce the number of authorized shares of Common Stock by 50,000,000 shares, or from 500,000,000 shares to 450,000,000 shares. Our Board believes 450,000,000 authorized shares of Common Stock will provide us with sufficient flexibility to issue shares of our Common Stock as needed for the foreseeable future. In addition, a reduction to the authorized shares of Common Stock will have the immediate effect of reducing our Delaware franchise tax obligations by an estimated amount of approximately $20,000 annually based on the current total shares outstanding.

Potential Adverse Effects of the Authorized Share Amendment

Although our Board believes 450,000,000 authorized shares of Common Stock will be sufficient for our expected purposes for the foreseeable future, these expectations could turn out to be incorrect and we may require additional authorized shares sooner than we expect. In that case, we would be forced to obtain the approval of our stockholders to effect an increase to our authorized shares of Common Stock. The stockholder approval process can be time-consuming and is subject to a variety of SEC rules that implement waiting periods throughout the process, which could prevent us from obtaining any increase to our authorized shares in a timely manner. Moreover, our stockholders may not approve any future proposal to increase our authorized shares. Either of these outcomes could force us to forego opportunities that we believe to be valuable or prevent us from using equity for compensation or other corporate purposes, which could limit our flexibility and prospects and strain our cash resources.

Effectiveness of the Authorized Share Amendment

If the proposed amendment is approved by stockholders, the number of authorized shares of our Common Stock will be decreased from 500,000,000 to 450,000,000. The proposed amendment will not change the par value of the shares of our Common Stock, affect the number of shares of our Common Stock that are outstanding, or affect the rights or privileges of holders of shares of our Common Stock. If the proposed amendment is approved, it will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company expects to file promptly after the Special Meeting. If the proposed amendment is not approved by the Company’s stockholders, the number of authorized shares of Common Stock will remain unchanged.

Required Vote of Stockholders

This proposal requires that the number of votes cast in favor exceeds the number of votes cast against approval of this proposal. This proposal is a routine matter, and brokers and other nominees may generally vote in their discretion on routine matters, and therefore broker non-votes are not expected on this proposal. Abstentions are not considered votes cast and will therefore have no effect on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REDUCE THE AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 3: ADJOURNMENT OF SPECIAL MEETING

General

The Adjournment Proposal, if adopted, will allow the Board of Directors to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to you in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposal or the Authorized Share Proposal.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by you, the Board of Directors may not be able to adjourn the Special Meeting to a later date or dates in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposal or the Authorized Share Proposal.

Required Vote of Stockholders

This proposal requires that the number of votes cast in favor exceeds the number of votes cast against approval of this proposal. This proposal is a routine matter, and brokers and other nominees may generally vote in their discretion on routine matters, and therefore broker non-votes are not expected on this proposal. Abstentions are not considered votes cast and will therefore have no effect on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 3513 Brighton Blvd, Suite 410, Denver, CO 80216, Attn: Corporate Secretary in writing not later than January 6, 2025.

Stockholders intending to present a proposal at the 2025 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of Director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, to our principal office, 3513 Brighton Blvd, Suite 410, Denver, CO 80216, Attn: Corporate Secretary, no later than March 6, 2025 and no earlier than February 4, 2025.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Special Meeting other than the matters referred to above and does not intend to bring any other matters before the Special Meeting. However, if other matters should come before the Special Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Special Meeting of Stockholders is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. The Company has engaged Alliance, to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Alliance a fee of $7,000 and will reimburse Alliance’s reasonable and customary out-of-pocket expenses. All costs associated with this solicitation will be borne directly by the Company. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Where You Can Find Additional Information

We make available free of charge through our website, seastarmedical.com, our annual reports on Form 10-K and other reports that we file with the SEC as well as certain of our corporate governance policies, including the charters for the audit, compensation and nominating and corporate governance committees of the Board and our code of business conduct and ethics and related party transaction approval policy. We will also provide to any person without charge, upon request, a copy of any of the foregoing materials. Any such request must be made in writing to us at: SeaStar Medical Holding Corporation, 3513 Brighton Blvd Suite 410, Denver, CO 80216. The SEC’s website, www.sec.gov, contains reports, proxy statements, and other information that we file electronically with the SEC. The content on any website referred to in this proxy statement is not incorporated by reference in this proxy statement unless expressly noted.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. YOU MAY ALSO SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Eric Schlorff
Chief Executive Officer

Denver, CO
November , 2024

Appendix A

Third Certificate of Amendment

to the

Third Amended and Restated Certificate of Incorporation

of

SeaStar Medical Holding Corporation

SeaStar Medical Holding Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1. The name of the Corporation is SeaStar Medical Holding Corporation.

2. The Third Amended and Restated Certificate of Incorporation of the Corporation, as amended by the Certificate of Amendment dated as of September 19, 2023 and the Second Certificate of Amendment dated as of June 6, 2024, is hereby amended by restating the first sentence of Article IV, Section 4.1 in its entirety as follows:

“Authorized Shares. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 460,000,000 shares, consisting of: (a) 450,000,000 shares of common stock (the “Common Stock”) and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”).”

3. The foregoing amendment has been duly adopted by the board of directors of the Corporation and the Corporation’s stockholders, by a majority of the votes cast at the special meeting of stockholders of the Corporation held on November 26, 2024, pursuant to Sections 141 and 242 of the DGCL.

4. This Third Certificate of Amendment shall be effective on ____, 2024 at ____ p.m. Eastern Time.

IN WITNESS WHEREOF, SeaStar Medical Holding Corporation has caused this Third Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on this day of _____, 2024.

/s/

Chief Executive Officer

A-1

PROXY

SEASTAR MEDICAL HOLDING CORPORATION

SPECIAL MEETING OF STOCKHOLDERS
NOVEMBER 26, 2024 AT 10:00 A.M. MOUNTAIN STANDARD TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEASTAR MEDICAL HOLDING CORPORATION
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby appoints Eric Schlorff and David Green, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and hereby authorizes them, and each of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SeaStar Medical Holding Corporation that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held exclusively via a live interactive webcast on November 26, 2024 at 10:00 a.m. Mountain Standard Time and at any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. The Special Meeting of Stockholders will be held virtually. In order to attend the meeting, you must pre-register at https://web.viewproxy.com/icu/2024 by 9:00 a.m. Mountain Daylight Time on November 25, 2024. On the day of the Special Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be marked, dated, and signed on the other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

https://web.viewproxy.com/icu/2024

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR Proposals 1, 2, and 3:

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

Note: Transact any other business as may properly come before the meeting.

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Please indicate if you plan to attend this meeting ☐

CONTROL NUMBER

Date ______________________________

Signature ______________________________

Signature (if held jointly) ______________________________

NOTE: This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

INTERNET

Vote Your Proxy on the Internet:
Go to www.FCRvote.com/ICUSM

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (866) 402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.